Exhibit 99.1

Contact: Thomas A. Klemens Sr. Executive Vice President & Chief Financial Officer (714) 800-4401	NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION REPORTS

RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2004

SANTA ANA, Calif., Feb. 16, 2005 – The First American Corporation (NYSE: FAF), the nation’s largest data provider, today announced results for the fourth quarter and year ended Dec. 31, 2004:

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2004 (A)	2003	2004	2003
Total revenues	$1.80 billion	$1.61 billion	$6.72 billion	$6.21 billion
Income before income taxes and minority interests	$169.0 million	$174.7 million	$701.3 million	$838.7 million
Net income	$86.1 million	$94.1 million	$364.8 million	$451.0 million
Net income per diluted share	$.93	$1.07	$4.00	$5.22

(A) Includes a pretax charge of $13.3 million, $8.6 million or 9 cents per diluted share on an after-tax basis, for certain litigation matters, including $10.0 million for the matter previously disclosed by the company on Jan. 26, 2005.

Summary of Operations

“We achieved strong results during 2004, despite a 25 percent drop-off in total mortgage applications,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “With a slowdown in refinance transactions, the residential resale and new home sale markets remained at record levels throughout the year. Improved operating efficiencies, coupled with market share improvement in all of the company’s business segments, enhanced the company’s overall performance. In the fourth quarter, new order activity in the company’s direct title operations increased 26 percent over the comparable period in the prior year. This surge of activity will bode well for our first quarter 2005 results.”

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First American Reports Results for the Fourth Quarter and Full Year 2004

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Quarterly Financial Highlights

Financial Services Group:

•	Revenues for the fourth quarter 2004 were $1.40 billion, an increase of 15.4 percent when compared with $1.21 billion for the fourth quarter of 2003.

•	Pretax income was $109.2 million, a decrease of 0.1 percent when compared with $109.3 million in the prior year quarter.

•	Pretax margins decreased to 7.8 percent compared with 9.0 percent for the fourth quarter 2003.

Information Technology Group:

•	Revenues for the fourth quarter 2004 were $404.3 million, an increase of 2.4 percent compared with $394.7 million for the prior year quarter.

•	Pretax income was $96.7 million, an increase of 6.5 percent when compared with $90.8 million in the prior year quarter.

•	Pretax margins improved to 23.9 percent compared with 23.0 percent for the fourth quarter 2003.

2005 Strategic Focus and Outlook

Kennedy added: “We are very proud of the strong, successful, diversified data-based businesses we have built, and we will continue to pursue our key initiatives to maintain strong profits despite a weaker mortgage application market. These initiatives, which differentiate First American from the other information providers and create opportunities for margin expansion, include First American’s bundling alternatives of multiple products and services to the mortgage industry, FAST technology to enhance production efficiencies and streamline information, and strategic acquisitions to expand data capabilities and to increase market share.

“The results of our initiatives, which include innovative products and new customers, will continue to yield results for many more years to come. We are committed to delivering value to our shareholders through the implementation of our long-term strategies.”

Teleconference/Webcast

First American’s fourth-quarter and year-end results will be discussed in more detail on Wednesday, Feb. 16, 2005, at 10 a.m. EST, via teleconference. The dial-in number is (888) 955-3516 and the pass code is FIRST AMERICAN. The live audio webcast of the call will be available on First American’s Web site at www.firstam.com/investor. An audio replay

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First American Reports Results for the Fourth Quarter and Full Year 2004

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of the conference call will be available through Feb. 23, 2005, by dialing (203) 369-0018. An audio archive of the call will also be available for replay on First American’s Web site.

About First American

The First American Corporation is a Fortune 500 company that traces its history to 1889. As the nation’s largest data provider, the company supplies businesses and consumers with information resources in connection with the major economic events of people’s lives, such as getting a job; renting an apartment; buying a car, house, boat or airplane; securing a mortgage; opening or buying a business; and planning for retirement. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within six primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $6.72 billion in 2004, First American has 30,000 employees in approximately 1,800 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

Forward Looking Statements

Certain statements made in this press release, including those related to 2005 operating results and key initiatives, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company’s significant customers and competitors; the company’s continued ability to identify businesses to be acquired; changes in the company’s ability to integrate businesses which it acquires; and other factors described in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2003, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

(Additional Financial Data Follows)

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Summary of Earnings

(in thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2004	2003	2004	2003
Total revenues	$1,803,017	$1,612,066	$6,722,326	$6,213,714
Income before income taxes and minority interests	$168,958	$174,717	$701,284	$838,722
Income taxes	$64,000	$60,800	$251,500	$292,000
Minority interests	$18,856	$19,798	$84,985	$95,700
Net income	$86,102	$94,119	$364,799	$451,022
Net income per share:
Basic	$.96	$1.20	$4.22	$5.89
Diluted	$.93	$1.07	$4.00	$5.22
Weighted average shares outstanding:
Basic	89,733	78,288	86,430	76,632
Diluted	93,306	89,690	91,895	87,765

Summary Balance Sheet Information

(in thousands, except per share amounts)

	December 31	December 31
	2004	2003
Total stockholders’ equity	$2,479,264	$1,879,520
Book value per share	$27.53	$23.84

Summary Title Insurance Order Counts

From Direct Operations

	Three Months Ended December 31
	2004	2003
Title orders opened:
October	208,000	182,600
November	212,700	142,500
December	187,100	158,700

Fourth quarter total	607,800	483,800

Title orders closed:
October	156,200	162,000
November	163,200	128,800
December	166,300	152,100

Fourth quarter total	485,700	442,900

(Additional Financial Data Follows)

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Selected Financial Data

(unaudited, in thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2004	2003	2004	2003
RESULTS OF OPERATIONS

Revenues
Operating revenues	$1,759,228	$1,563,410	$6,570,746	$6,032,643
Investment and other income	43,111	32,832	141,796	145,354
Net realized investment gains	678	15,824	9,784	35,717

	1,803,017	1,612,066	6,722,326	6,213,714

Expenses
Salaries and other personnel costs	557,524	462,415	2,111,215	1,799,553
Premiums retained by agents	528,050	477,107	1,869,536	1,729,104
Other operating expenses	392,966	350,156	1,464,937	1,319,875
Provision for title losses and other claims	94,536	88,298	349,618	324,404
Depreciation and amortization	35,301	34,720	128,978	114,424
Premium taxes	13,981	14,721	52,935	51,535
Interest	11,701	9,932	43,823	36,097

	1,634,059	1,437,349	6,021,042	5,374,992

Income before income taxes and minority interests	$168,958	$174,717	$701,284	$838,722

OPERATING REVENUES

Financial Services
Title Insurance and Services:
Direct operations	$665,726	$543,791	$2,486,380	$2,264,925
Agency operations	638,552	590,673	2,299,656	2,138,059

	1,304,278	1,134,464	4,786,036	4,402,984
Specialty Insurance	60,384	55,074	220,340	207,287

	1,364,662	1,189,538	5,006,376	4,610,271

Information Technology
Mortgage Information	159,280	182,847	653,562	642,684
Property Information	110,033	88,017	401,716	366,271
Credit Information	57,126	53,143	242,812	246,987
Screening Information	68,127	49,865	266,280	166,430

	394,566	373,872	1,564,370	1,422,372

Total operating revenues	$1,759,228	$1,563,410	$6,570,746	$6,032,643

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS

Financial Services
Title Insurance and Services	$100,194	$101,947	$422,777	$504,629
Specialty Insurance	8,988	7,304	41,419	30,125

	109,182	109,251	464,196	534,754

Information Technology
Mortgage Information	43,839	65,325	174,868	238,508
Property Information	35,678	22,530	126,460	105,339
Credit Information	12,421	4,726	54,613	64,291
Screening Information	4,777	(1,753)	18,593	4,505

	96,715	90,828	374,534	412,643

Total before corporate expenses and minority interest	205,897	200,079	838,730	947,397
Corporate expense	36,939	25,362	137,446	108,675

Income before income taxes and minority interests	$168,958	$174,717	$701,284	$838,722

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Segment Margins

(unaudited)

(in thousands, except percentages)

	Three Months Ended December 31
	Total revenues		Pretax (A)		Margins
	2004	2003	2004	2003	2004	2003
Financial Services

Title Insurance and Services	$1,332,769	$1,156,260	$100,194	$101,947	7.5%	8.8%
Specialty Insurance	64,152	58,667	8,988	7,304	14.0%	12.4%

	$1,396,921	$1,214,927	$109,182	$109,251	7.8%	9.0%

Information Technology

Mortgage Information	$159,566	$199,327	$43,839	$65,325	27.5%	32.8%
Property Information	116,968	92,552	35,678	22,530	30.5%	24.3%
Credit Information	59,378	52,893	12,421	4,726	20.9%	8.9%
Screening Information	68,392	49,900	4,777	(1,753)	7.0%	-3.5%

	$404,304	$394,672	$96,715	$90,828	23.9%	23.0%

	Twelve Months Ended December 31
	Total revenues		Pretax (A)		Margins
	2004	2003	2004	2003	2004	2003
Financial Services

Title Insurance and Services	$4,875,524	$4,494,883	$422,777	$504,629	8.7%	11.2%
Specialty Insurance	234,708	219,837	41,419	30,125	17.6%	13.7%

	$5,110,232	$4,714,720	$464,196	$534,754	9.1%	11.3%

Information Technology

Mortgage Information	$660,780	$668,765	$174,868	$238,508	26.5%	35.7%
Property Information	427,234	390,151	126,460	105,339	29.6%	27.0%
Credit Information	252,087	267,074	54,613	64,291	21.7%	24.1%
Screening Information	266,687	166,536	18,593	4,505	7.0%	2.7%

	$1,606,788	$1,492,526	$374,534	$412,643	23.3%	27.6%

(A) - Income before income tax, minority interest and corporate expenses

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